Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Coastal Financial Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 5, 2021	By:	/s/ Eric M. Sprink
Eric M. Sprink
President and Chief Executive Officer

Date: November 5, 2021	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Financial Officer